UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

Coastway Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36263	46-4149994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
One Coastway Blvd., Warwick, Rhode Island		02886
(Address of principal executive offices)		(Zip Code)

(401) 330-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On March 14, 2018, Coastway Bancorp, Inc. ("Coastway"), the holding company of Coastway Community Bank, and HarborOne Bancorp, Inc. ("HarborOne"), the holding company of HarborOne Bank, entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby HarborOne will acquire Coastway by merger and each Coastway stockholder will receive a cash payment of $28.25 per share of Coastway common stock (the "Merger"). In addition, Coastway Community Bank agreed to merge with and into HarborOne Bank following the Merger (the "Bank Merger").

On June 21, 2018, Coastway's stockholders approved the Merger Agreement and Merger.

On September 12, 2018, HarborOne announced that it has received the requisite regulatory approvals from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Massachusetts Division of Banks and the Rhode Island Department of Business Regulation necessary to complete the Merger and the Bank Merger.
Coastway and HarborOne have set Friday, October 5, 2018 as the closing date for the transaction, subject to the satisfaction of customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTWAY BANCORP, INC.
(Registrant)

Date: September 13, 2018	By:	/s/ William A. White
William A. White
President and Chief Executive Officer